Exhibit 99.1

Inhibikase Therapeutics Announces Full Year 2025

Financial Results and Highlights Recent Activity

WILMINGTON, Del., March 26, 2026 — Inhibikase Therapeutics, Inc. (Nasdaq: IKT) (“Inhibikase” or “Company”), a clinical-stage pharmaceutical company developing therapeutics to modify the course of cardiopulmonary diseases namely, Pulmonary Arterial Hypertension (“PAH”), today reported financial results for the year ended December 31, 2025 and highlighted recent developments.

“The fourth quarter of 2025 was a transformational quarter for the Company as we transitioned to a global pivotal Phase 3 clinical study in Pulmonary Arterial Hypertension following receipt of a Written Response from a Type C interaction from the United States Food and Drug Administration,” said Mark Iwicki, Chief Executive Officer of Inhibikase. “With regulatory submissions in over 20 countries already filed and our first sites initiated, we are well-placed to advance enrollment in our global pivotal study, called IMPROVE-PAH, in PAH.”

Recent Developments:

•	The Company is advancing IKT-001 into a global pivotal Phase 3 study in PAH:

•

The Phase 3 study, named IMPROVE-PAH (IKT-001 for Measuring Pulmonary Vascular Resistance and Outcome Variables in a Phase 3 Evaluation of PAH; NCT07365332), has been initiated with regulatory approval and the recent activation of our first clinical sites in the United States.

•

Following receipt from the United States Food and Drug Administration (the “FDA”) of the Written Response from the Company’s Type C meeting interaction with the agency, the Company is initiating a two-part adaptive Phase 3 study.

•	Part A of IMPROVE-PAH is a double blind, placebo-controlled study in approximately 140 patients with a primary endpoint of Pulmonary Vascular Resistance (“PVR”) at Week 24.

•

Part B of IMPROVE-PAH, which shall immediately commence enrollment following enrollment of the last patient in Part A, adopts an identical format to Part A, except the primary endpoint will be 6-minute walk distance (“6MWD”) at Week 24 in approximately 346 patients.

•

The Company believes this adaptive Phase 3 study design has important advantages including: (1) permitting a 12-week dose-titration phase designed to get patients to the highest tolerable dose of IKT-001; (2) uninterrupted enrollment between Part A and Part B; and (3) the ability to, if necessary, undertake a sample size re-estimation for Part B based on Part A findings.

•	IMPROVE-PAH is expected to be conducted in up to approximately 180 sites around the world.

•

The Company is progressing regulatory approvals with submissions in over 20 countries together with receiving confirmation of acceptance under “Facilitating and Accelerating Strategic Trials in the European Union”, called FAST-EU, which is a pilot initiative that commenced on January 30, 2026 to accelerate the approval of multinational clinical trials. FAST-EU offers a potential maximum 10-week (70-day) timeline for authorization, integrating Ethics Committee opinions and improving efficiency within the European Union Clinical Trials Information System.

•

Inhibikase successfully completed various required pre-clinical studies that are necessary to support an application to the FDA for Orphan Drug Designation for delivery of IKT-001 for PAH. Various information from these studies is expected to be presented at the American Thoracic Society International Conference to be held in Orlando, Florida on May 17th and 20th, 2026.

•	In November 2025, the Company completed a $115 million underwritten public offering of its common stock and pre-funded warrants.

•

Aggregate gross proceeds from this offering were approximately $115 million, before deducting underwriting discounts and commissions and other offering expenses, excluding the exercise of any pre-funded warrants.

Financial Results

Cash Position: As of December 31, 2025, cash, cash equivalents and marketable securities were $178.8 million as compared to $97.5 million as of December 31, 2024.

Net Loss: Net loss for the year ended December 31, 2025, was $48.3 million, or $0.49 per share, compared to a net loss of $27.5 million, or $1.16 per share in the year ended December 31, 2024.

R&D Expenses: Research and development expenses were $29.8 million for the year ended December 31, 2025, which includes a non-cash write-off of in-process research and development of $7.4 million and $2.5 million of stock-based compensation expense, both associated with the Company’s acquisition of CorHepta in February 2025, compared to $17.2 million for the year ended December 31, 2024.

SG&A Expenses: Selling, general and administrative expenses for the year ended December 31, 2025 were $23.6 million, which includes $1.0 million of severance expenses resulting from the transition of senior executives in the Company during the year, compared to $11.4 million for the year ended December 31, 2024.

About Inhibikase (www.inhibikase.com)

Inhibikase Therapeutics, Inc. (Nasdaq: IKT) is a clinical-stage pharmaceutical company developing therapeutics to modify the course of cardiopulmonary diseases, namely, Pulmonary Arterial Hypertension (“PAH”), in which aberrant signaling through type III receptor tyrosine kinases, including platelet derived growth factor receptors and a stem cell factor receptor, known as “c-Kit” has been implicated. Our lead product candidate is IKT-001, a prodrug of imatinib mesylate (“imatinib”), for PAH which is an orphan indication. Imatinib was first approved in the United States in 2001 for various cancers and blood disorders and, following more than 20 years of clinical use, has a well-characterized safety profile with the first reported use of imatinib in PAH occurring in 2005. PAH is a progressive, life-threatening disease characterized by pulmonary vascular remodeling and elevated pulmonary vascular resistance that affects approximately 50,000 Americans. Our single pivotal Phase 3 clinical study in PAH in approximately 180 sites around the world, named IMPROVE-PAH (IKT-001 for Measuring Pulmonary Vascular Resistance and Outcome Variables in a Phase 3 Evaluation of PAH), is actively enrolling patients.

Social Media Disclaimer

Investors and others should note that the Company announces material financial information to investors using its investor relations website, press releases, SEC filings and public conference calls and webcasts. The Company intends to also use LinkedIn and YouTube as a means of disclosing information about the Company, its services and other matters and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions or the negative of these terms and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the potential effects of IKT-001, the advancement of the Company’s global pivotal Phase 3 clinical study of IKT-001 in PAH, including the timing, design, and conduct of the IMPROVE-PAH study and related regulatory submissions, the Company’s beliefs regarding the potential advantages of the Phase 3 clinical study of IKT-001, or future events or conditions. These forward-looking statements are based on Inhibikase’s current expectations and assumptions. Such statements are subject to certain risks and uncertainties, which could cause Inhibikase’s actual results to differ materially from those anticipated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to commence and execute a Phase 3 study to evaluate IKT-001 as a treatment for PAH, as well as such other factors that are included in our periodic reports on Form 10-K and Form 10-Q that we file with the U.S. Securities and Exchange Commission. Any forward-looking statement in this release speaks only as of the date of this release. Inhibikase undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contacts:

Investor Relations:

Michael Moyer

LifeSci Advisors

mmoyer@lifesciadvisors.com

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Inhibikase Therapeutics, Inc.

Consolidated Balance Sheets

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$139,220,208	$56,490,579
Marketable securities	39,543,820	41,052,949
Prepaid research and development	1,001,993	81,308
Prepaid expenses and other current assets	343,374	826,473

Total current assets	180,109,395	98,451,309
Equipment and improvements, net	—	47,100
Right-of-use asset	—	101,437
Prepaid research and development, noncurrent	1,000,000	—
Other assets	95,121	—

Total assets	$181,204,516	$98,599,846

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,158,054	$943,019
Lease obligation, current	—	110,517
Accrued expenses and other current liabilities	4,081,282	2,680,030
Contingent consideration liability	3,061,501	—

Total current liabilities	8,300,837	3,733,566

Total liabilities	8,300,837	3,733,566

Commitments and contingencies (see Note 15)
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding at December 31, 2025 and December 31, 2024	—	—
Common stock, $0.001 par value; 500,000,000 and 100,000,000 shares authorized; 131,691,237 and 69,362,439 shares issued and outstanding (including 4,149,252 and 0 contingently issuable shares - see Note 7) at December 31, 2025 and December 31, 2024, respectively	131,691	69,362
Additional paid-in capital	315,429,986	189,254,777
Accumulated other comprehensive income (loss)	21,802	(37,248)
Accumulated deficit	(142,679,800)	(94,420,611)

Total stockholders’ equity	172,903,679	94,866,280

Total liabilities and stockholders’ equity	$181,204,516	$98,599,846

Inhibikase Therapeutics, Inc.

Consolidated Statements of Operations and Comprehensive Loss

	Year ended December 31,
	2025	2024
Costs and expenses:
Research and development	$29,793,146	$17,210,548
Selling, general and administrative	23,555,079	11,378,520
Change in fair value contingent consideration	(1,373,942)	—

Total costs and expenses	51,974,283	28,589,068

Loss from operations	(51,974,283)	(28,589,068)
Interest income	3,715,094	1,069,182

Net loss	(48,259,189)	(27,519,886)

Other comprehensive income (loss), net of tax
Unrealized gain (loss) on marketable securities	59,050	(38,125)

Comprehensive loss	$(48,200,139)	$(27,558,011)

Net loss per share – basic and diluted	$(0.49)	$(1.16)

Weighted-average number of shares – basic and diluted	98,310,190	23,712,220

Inhibikase Therapeutics, Inc.

Consolidated Statements of Cash Flows

	Year ended December 31,
	2025	2024
Cash flows from operating activities
Net loss	$(48,259,189)	$(27,519,886)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	60,499	26,272
Stock-based compensation expense	15,309,924	8,140,617
Write-off of in-process research and development	7,357,294	—
Change in fair value of contingent consideration	(1,373,942)	—
Non-cash accretion on marketable securities	(936,975)	—
Changes in operating assets and liabilities:
Operating lease right-of-use assets	101,437	120,790
Prepaid expenses and other current assets	532,732	(616,523)
Prepaid research and development	(1,920,685)	138,508
Other assets	(95,121)	—
Accounts payable	146,827	271,782
Operating lease liabilities	(110,517)	(129,702)
Accrued expenses and other current liabilities	1,401,252	420,075

Net cash used in operating activities	(27,786,464)	(19,148,067)

Cash flows from investing activities
Purchases of equipment and improvements	(13,399)	—
Purchases of investments - marketable securities	(39,094,847)	(60,455,103)
Maturities of investments - marketable securities	41,600,000	23,450,902
Acquired in-process research and development	(438,624)	—

Net cash provided by (used in) investing activities	2,053,130	(37,004,201)

Cash flows from financing activities
Proceeds from issuance of common stock, pre-funded warrants and warrants, net of issuance costs	107,617,495	103,477,668
Issuance of common stock from exercise of stock options	845,468	—

Net cash provided by financing activities	108,462,963	103,477,668

Net increase in cash and cash equivalents	82,729,629	47,325,400
Cash and cash equivalents at beginning of year	56,490,579	9,165,179

Cash and cash equivalents at end of year	$139,220,208	$56,490,579

Supplemental disclosures of cash flow information
Issuance costs	$7,359,783	$11,499,089

Non-cash investing and financing activities
Contingent consideration	$4,435,443	$—
Non-cash IPR&D acquired through common stock contingently issued shares	$2,464,652	$—
Non-cash financing costs included in accounts payable	$373,231	$—
CorHepta transaction costs	$175,000	$—
Write-off of fully depreciated equipment and improvements	$117,224	$—